Filed pursuant to Rule 424(b)(3)
Registration No. 333-271063

PROSPECTUS SUPPLEMENT NO. 2

(To the prospectus dated May 1, 2023)

Up to 4,403,294 Ordinary Shares Issuable Upon Exercise of Warrants

Up to 31,066,909 Ordinary Shares Offered by Selling Securityholders

Up to 151,699 Warrants to purchase Ordinary Shares offered by the Sponsor

This prospectus supplement supplements the prospectus, dated May 1, 2023 (the “Prospectus”), which forms a part of our registration statement on Form F-1 (No. 333-271063). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Report on Form 6-K filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2023 (the “Report”). Accordingly, we have attached the Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of 4,403,294 Ordinary Shares consisting of (i) 4,251,595 of our ordinary shares, CHF 0.01 nominal value, (“Ordinary Shares”) that may be issued upon exercise of warrants to purchase Ordinary Shares at an exercise price of $11.50 (the “Public Warrants”), and (ii) 151,699 Ordinary Shares that may be issued upon exercise of warrants issued to LSP Sponsor EBAC B.V. (the “Sponsor”) and its transferees to purchase Ordinary Shares at an exercise price of $11.50 (the “Private Placement Warrants”). We refer to the Public Warrants and the Private Placement Warrants together as the “Warrants.” The Warrants were originally issued by European Biotech Acquisition Corp. (“EBAC”) entitling the holder to purchase one share of the EBAC Class A Common Stock (as defined below) at an exercise price of $11.50 per share (“EBAC Warrants”) and automatically converted into Warrants on substantially the same terms as the EBAC Warrants, entitling the holder to purchase our Ordinary Shares on the closing of the Business Combination among us, EBAC and Oculis SA (“Legacy Oculis”). The Business Combination is described in greater detail in the Prospectus in the section entited “Prospectus Summary – Recent Developments – Business Combination.” Capitalized terms used in this prospectus supplement and not otherwise defined have the meanings set forth in the Prospectus.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (collectively, the “Selling Securityholders”), or their permitted transferees, of up to (i) 7,118,891 Ordinary Shares subscribed for by the Selling Securityholders, for a subscription price of $10.00 per share, in the context of the PIPE Financing, (ii) 1,967,000 Ordinary Shares that were issued to the Selling Securityholders upon the conversion of the Convertible Loan Agreements, (iii) 2,047,302 Ordinary Shares issued to the Sponsor and its transferees in exchange for EBAC’s Class B Common Stock, par value $0.0001 (the “EBAC Class B Common Stock” or the “Founder Shares”) in connection with the Business Combination, (iv) 151,699 Ordinary Shares issuable upon exercise of Private Placement Warrants, (v) 19,782,017 Ordinary Shares issued to certain former shareholders of Legacy Oculis in exchange for their Oculis Ordinary Shares in connection with the Business Combination (subject to lockups), and (vi) 151,699 Private Placement Warrants, which were purchased by the Sponsor at a price of $1.50 per warrant.

The Ordinary Shares and Warrants are listed on the Nasdaq Global Market (“Nasdaq”) under the symbols “OCS” and “OCSAW” respectively. On June 6, 2023, the closing price of the Ordinary Shares on Nasdaq was $11.79.

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

We are a “foreign private issuer” under applicable Securities and Exchange Commission (the “SEC”) rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

You should read this prospectus supplement carefully before you invest in our securities. Investing in our securities involves risks. See “Risk Factors ” beginning on page 23 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS SUPPLEMENT DATED JUNE 7, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

OF THE SECURITIES EXCHANGE ACT OF 1934

For the Month of June 2023

(Commission File No. 001-41636)

Oculis Holding AG

(Translation of registrant’s name into English)

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

(Address of registrant’s principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒                Form 40-F  ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

On May 31, 2023, Oculis Holding AG (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities Inc. and SVB Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the issuance and sale by the Company in a public offering of 3,500,000 ordinary shares at a public offering price of $11.50 per share, for total gross proceeds of $40.25 million (the “Offering”). All ordinary shares sold in the Offering were offered by the Company. In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 525,000 ordinary shares at the public offering price, less underwriting discounts and commissions. The Offering is expected to close on or about June 5, 2023, subject to customary closing conditions.

The Offering was made pursuant to the Company’s effective registration statement on Form F-1 (File No. 333-272256) filed with the Securities and Exchange Commission on May 30, 2023.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties and termination provisions. The foregoing description is not complete and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Report on Form 6-K (the “Report”) and is incorporated by reference herein.

On May 31, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

The information contained in this Report, including Exhibit 1.1 hereto but excluding Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statement on Form S-8 (File No. 333-271938).

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated as of May 31, 2023, among the Company, BofA Securities, Inc. and SVB Securities, LLC, as representatives of the several underwriters named therein.

99.1	Press Release dated May 31, 2023.

Forward-Looking Statements

Statements in this Report that are not strictly historical in nature, including statements regarding the Company’s expectations with respect to the closing of the Offering, are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and risks relating to the satisfaction of customary closing conditions for the Offering. For a discussion of these and other factors, please refer to the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 under the caption “Risk Factors” and its subsequent reports filed with the SEC. Given these uncertainties, the reader is advised not to place any undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date of this Report. The Company undertakes no obligation to publicly update or revise the information in this Report, including any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OCULIS HOLDING AG

Date: June 1, 2023	By:	/s/ Sylvia Cheung
Sylvia Cheung Chief Financial Officer

Exhibit 1.1

Execution Version

Oculis Holding AG

(a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland)

3,500,000 Ordinary Shares

UNDERWRITING AGREEMENT

Dated: May 31, 2023

Oculis Holding AG

(a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland)

3,500,000 Ordinary Shares

UNDERWRITING AGREEMENT

May 31, 2023

BofA Securities, Inc.

SVB Securities LLC

as Representatives of the several Underwriters

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o	SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019

Ladies and Gentlemen:

Oculis Holding AG, a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), SVB Securities LLC (“SVB Securities”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA and SVB Securities are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares, nominal value CHF 0.01 per share, of the Company (“Ordinary Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 525,000 additional Ordinary Shares. The aforesaid 3,500,000 Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 525,000 Ordinary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-272256), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:30 P.M., New York City time, on May 31, 2023 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting–Price Stabilization, Short Positions,” the information under the heading “Underwriting – Passive Market Making” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Free Writing Prospectuses. The Company has not, directly or indirectly, used or referred to any “free writing prospectus” (as defined under Rule 405 of the 1933 Act Regulations).

(iv) Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed in Schedule B-2 hereto.

(v) Ineligible Issuer. The Company is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. The Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Registration Statement; the Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any free writing prospectus in connection with the offer and sale of the Securities; and the Company was and is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the time of filing the Registration Statement and as of the time of each sale of the Securities in connection with the offering.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Independent Accountants. (i) PricewaterhouseCoopers SA, who have audited the historical financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus relating to Oculis SA and (ii) Marcum LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus relating to European Biotech Acquisition Corp. (“EBAC”) are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Commission’s rules and regulations under the 1934 Act (the “1934 Act Regulations”) and the Public Company Accounting Oversight Board.

(viii) Financial Statements. The financial statements of Oculis SA included in the Registration Statement, the General Disclosure Package, the Prospectus and notes, present fairly in all material respects the financial position of Oculis SA and its consolidated subsidiaries at the dates indicated and the statements of loss, statements of comprehensive loss, statements of financial position, statements of changes in equity and statements of cash flows of Oculis SA and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The financial statements of EBAC included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of EBAC at the dates indicated and the balance sheets, statements of operations, statements of changes in shareholders’ deficit and statements of cash flows of EBAC and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Ordinary Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) Good Standing of the Company. The Company has been duly incorporated or otherwise organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

(xii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company (A) as of December 31, 2022 is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and (B) as of December 31, 2022 on a pro forma basis is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Pro Forma” under the caption “Capitalization”, giving effect to the pro forma adjustments identified therein; in each case, except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Ordinary Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been satisfied or waived.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of association or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Intellectual Property. (i) The Company and its subsidiaries own, or possess valid and enforceable rights to use, any and all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, other source indicators and other similar intellectual property or proprietary rights throughout the world (including any and all registrations and applications for registration of, and goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”), in each case, used or held for use in, or otherwise necessary to carry on the conduct of, their respective businesses as now operated by them and as proposed to be operated by them; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of, any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property of any person, or challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; (iv) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries is valid and enforceable; and (v) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, and no such confidential information has been disclosed other than to employees, consultants, agents and contractors of the Company or its subsidiaries in the course of their services to the Company or its subsidiaries, all of whom are bound by valid and enforceable confidentiality obligations.

(xxiv) Environmental Laws. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous

Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and IFRS, as applicable, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in the eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed by them have been filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all taxes shown as due on such returns or United States federal income taxes otherwise assessed against the Company and its subsidiaries, which are due and payable, have been paid, except assessments against which appeals, contests, or similar proceedings have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, or local law, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes shown as due on such returns or all taxes imposed pursuant to applicable foreign, state, or local law that are otherwise assessed against the Company and its subsidiaries, except for such taxes, if any, that are being contested in good faith and as to which adequate reserves have been established by the Company or any of its subsidiaries. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxviii) Transfer Taxes. No stamp duty, stamp duty reserve, registration, issuance, transfer taxes or other similar documentary taxes, duties, fees or charges (“Transfer Taxes”) are payable or required to be paid by or on behalf of the Underwriters in Switzerland or any political subdivision, authority or agency thereof or therein having power to tax in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus, or (iii) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus.

(xxix) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (“Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or with a Sanctioned Country, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii) Cybersecurity. (i) The Company and its subsidiaries’ respective information technology assets, equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the respective businesses of the Company and its subsidiaries, in each case, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) to the knowledge of the Company, there has been no breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of, or security incident relating to, any IT Systems (“Breach”); (iii) neither the Company nor any of its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any Breach; and (iv) the Company and its subsidiaries have implemented, maintained and complied with commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (“Data”)) used in connection with their businesses.

(xxxviii) Privacy. (i) The Company and its subsidiaries have complied at all times since the Company’s inception, and are presently in compliance, in all material respects, with all applicable internal and external privacy policies, contractual obligations, industry standards required by executed contract, state, federal and international data privacy and security laws and regulations, and judgments, orders, rules and regulations of any applicable court or arbitrator or other governmental or regulatory authority, in each case, regarding the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company and its subsidiaries of Data (collectively, the “Data Privacy Obligations”); (ii) neither the Company nor any of its subsidiaries has received any written notification of or complaint regarding, or are aware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance by the Company or any of its subsidiaries with any Data Privacy Obligation; and (iii) there is no pending, or, to the knowledge of the Company, threatened, action, suit or proceeding by or before any applicable court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Data Privacy Obligation.

(xxxix) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of Switzerland, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement.

(xl) Regulatory Compliance. The Company and its subsidiaries: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services (“HHS”), the European Medicines Agency (“EMA”) and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company and its subsidiaries; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries are in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1001 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; each as amended, and the regulations promulgated pursuant to such laws; and any similar foreign, federal, state and local laws and regulations.

(xli) Manufacturing and Suppliers. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities, including, without limitation, the Health Care Laws, except for such non-compliance that would not, singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(xlii) Studies, Tests and Trials. None of the Company’s product candidates have received marketing approval or licensure from any Applicable Regulatory Authority. All clinical and pre-clinical studies and trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries has participated, with respect to the Company’s product candidates, including any such studies and trials that are described in the Registration Statement, General Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, General Disclosure Package and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, to the Company’s knowledge, being conducted in all material respects in accordance with the Health Care Laws, including, without limitation, current Good Clinical Practices and Good Laboratory Practices, and with standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement, General Disclosure Package and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, General Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, General Disclosure Package and the Prospectus; the Company and each of its subsidiaries have not received, any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company or any of its subsidiaries has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company or any of its subsidiaries in connection with a Company Trial, the Company or such subsidiary has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(xliii) Maintenance of Rating. At the date of this Agreement, neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(xlv) FPI Status. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(xlvi) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon the Agreement would be declared enforceable against the Company by the courts of Switzerland, without reconsideration or reexamination of the merits within the limits set out in the Swiss Federal Private International Law Act of 18 December 1987, as amended.

(xlvii) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland, subject to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities under U.S. Securities Laws” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(xlviii) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 6 and 7 hereof do not contravene the laws of Switzerland or its public policy.

(xlix) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement, the Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(l) Firm Capital Increase. Immediately after the registration of the Firm Capital Increase (as defined in Section 3(d)(i)) pursuant to Section 3, but in no event later than 9:00 a.m. (New York City time) on the date of registration of the Firm Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 3, the Initial Securities will be registered in the Company’s uncertificated securities book (Wertrechtebuch) according to article 973c of the Swiss Code of Obligations (the “CO”) in the name of BofA, acting on behalf of the Underwriters, and at the Closing Time will be credited to a securities account of BofA, acting on behalf of the several Underwriters.

(li) Legal Action. A holder of the Securities and each Underwriter is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Switzerland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 Ordinary Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than three full business days (except in the case of Option Securities being delivered at the Closing Time) nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial

Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of The Depository Trust Company.

(d) Capital Increase and Initial Subscription.

(i) The Company confirms that: (1) pursuant to its articles of association, the board of directors of the Company (the “Board”) may effect an increase of the Company’s share capital in a maximum amount of CHF 178,410.84 by issuing up to 17,841,084 Ordinary Shares with a nominal value of CHF 0.01 each out of the Company’s capital band, such capital band having been introduced into the Company’s articles of association by resolution of the shareholders meeting of March 2, 2023; (2) on May 15, 2023, the Board has resolved on an increase in the share capital of the Company (Grundsatzbeschluss) from CHF 365,273.68 by a maximum amount of CHF 178,410.84 by issuing up to 17,841,084 new Ordinary Shares from the capital band for the purpose of the offering whereby all statutory pre-emptive rights to which the shareholders of the Company are entitled under Swiss law have been validly excluded, thereby delegating any additional related resolution to a Transaction Committee of the Board and (3) not later than the day prior to Closing Time, the Transaction Committee shall have resolved on the final number of Initial Securities be issued pursuant to this Agreement (“Firm Capital Increase”).

(ii) BofA, acting on behalf of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to subscribe (through BofA) for all the Initial Securities at the issue price (Ausgabebetrag) of CHF 0.01 per Initial Security corresponding to the nominal value for each Initial Security, which shall be paid to a capital increase bank account (to be specified by the Company) and the issue price shall be credited to the recipient bank no later than 1:00 a.m. (New York City time) on the date of the Closing Time, and to deliver the corresponding subscription form (Zeichnungsschein) to the Company in the form of Exhibit B hereto concurrently with the execution and delivery of this Agreement or such other time and date as agreed between the Company and BofA. BofA shall be entitled to deduct the difference between the nominal value of the Initial Securities and any higher payment made to the capital increase bank account (to be specified by the Company) from any payment due to the Company at the Closing Time.

(iii) Upon receipt of the documents and payments referred to in Section 2(d)(ii) and before 3:00 a.m. (New York City time) on the date of the Closing Time, or such other time and date as agreed between the Company and BofA, the Board will: (1) adopt a report on the Firm Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss law (article 652e CO); (2) procure that a licensed auditor verifies the report on the Firm Capital Increase in accordance with article 652f CO and confirms in writing that it is complete and accurate (Prüfungsbestätigung), in accordance with Swiss law; (3) resolve in the form of a duly notarized deed on the Firm Capital Increase as set forth in article 652g CO and make all amendments to the articles of association of the Company necessary in connection with the Firm Capital Increase (Feststellungs-und Statutenänderungsbeschluss); and (4) promptly thereafter, but no later than 4:00 a.m. (New York City time) on the date of the Closing Time, file the documents necessary for the registration of the Firm Capital Increase with the Commercial Register of the Canton of Zug; provided, however, that if this Agreement is terminated pursuant to Section 9 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Zug, the Company undertakes not to resolve on the Firm Capital Increase (if it has not already done so) and not to file the relevant resolutions with the Commercial Register of the Canton of Zug.

(iv) Immediately after the registration of the Firm Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 2(d)(iii), but in no event later than 9:15 a.m. (New York City time) on the date of the Closing Time, the Company will (1) deliver by way of email to BofA, Continental Stock Transfer & Trust Company (“CST”), Vischer AG and Davis Polk & Wardwell LLP pdf-copies of, (A) the certified excerpt of the journal entry (Tagebuch) or the certified excerpt from the Commercial Register of the Canton of Zug evidencing the Firm Capital Increase, (B) the certified updated articles of association of the Company evidencing the Firm Capital Increase, (C) the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company evidencing BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto, as first holder of the Initial Securities and (D) a copy of the extract of the share register (Aktienbuch) of the Company evidencing the issuance to BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto with respect to the Initial Securities; (2) to instruct CST to record the Initial Securities as intermediated securities (Bucheffekten) in DTC in an account of BofA, all in accordance with the provisions of the Swiss Federal Act on Intermediated Securities, freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) at the Closing Time; and (3) take all reasonable steps necessary to ensure that the Initial Securities will be (A) duly recorded in an account of BofA at the DTC at the Closing Time and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) at the Closing Time in accordance with the instructions of the Representatives.

(v) Delivery of Additional Shares. If the Representatives exercise the option granted to them under Section 2(b), BofA, acting on behalf of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to purchase (through BofA) the number of Option Securities for which the option to purchase has been exercised pursuant to Section 2(b) (the “Applicable Additional Shares”). Not later than the day prior to the Date of Delivery of the Applicable Additional Shares, the Transaction Committee shall have resolved on the final number of Applicable Additional Shares to be issued pursuant to this Agreement (“Additional Capital Increase”).

(vi) BofA, acting on behalf of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to subscribe (through BofA) for all the Applicable Additional Shares at the issue price (Ausgabebetrag) of CHF 0.01 per Applicable Additional Share corresponding to the nominal value for each Option Security, which shall be paid to a capital increase bank account (to be specified by the Company) and the issue price shall be credited to the recipient bank no later than 1:00 a.m. (New York City time) on the date of the Closing Time, and to deliver the corresponding subscription form (Zeichnungsschein) to the Company in the form of Exhibit B hereto concurrently with the execution pf the option to acquire the Applicable Additional Shares or such other time and date as agreed between the Company and BofA. BofA shall be entitled to deduct the difference between the nominal value of the Option Security and any higher payment made to the capital increase bank account (to be specified by the Company) from any payment due to the Company at the Date of Delivery of the Applicable Additional Shares.

(vii) Upon receipt of the documents and payments referred to in Section 2(d)(vi) and before 3:00 a.m. (New York City time) on the date of the Date of Delivery, or such other time and date as agreed between the Company and BofA, the Board will: (1) adopt a report on the Additional Capital Increase in accordance with Swiss law (article 652e CO); (2) procure that a licensed auditor verifies the report on the Additional Capital Increase in accordance with article 652f CO and confirms in writing that it is complete and accurate (Prüfungsbestätigung), in accordance with Swiss law; (3) resolve in the form of a duly notarized deed on the Additional Capital Increase as set forth in article 652g CO and make all amendments to the articles of association of the Company necessary in connection with the Additional Capital Increase (Feststellungs-und Statutenänderungsbeschluss); and (4) promptly thereafter, but no later than 4:00 a.m. (New York City time) on the date of the Date of Delivery, file the documents necessary for the registration of the Additional Capital Increase with the Commercial Register of the Canton of Zug.

(viii) Immediately after the registration of the Additional Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 2(d)(iii), but in no event later than 9:15 a.m. (New York City time) on the date of the Date of Delivery, the Company will (1) deliver by way of email to BofA, CST, Vischer AG and Davis Polk & Wardwell LLP, pdf-copies of (A) the certified excerpt of the journal entry (Tagebuch) or the certified excerpt from the Commercial Register of the Canton of Zug evidencing the Additional Capital Increase, (B) the certified updated articles of association of the Company evidencing the Additional Capital Increase, (C) the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company evidencing BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto, as first holder of the Applicable Additional Shares and (D) a copy of the extract of the share register (Aktienbuch) of the Company evidencing the issuance to BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto, with respect to the Applicable Additional Shares; (2) instruct CST to record the Applicable Additional Shares as intermediated securities (Bucheffekten) in DTC in an account of BofA, all in accordance with the provisions of the Swiss Federal Act on Intermediated Securities, freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) at the Date of Delivery and (3) take all reasonable steps necessary to ensure that Applicable Additional Shares will be (A) duly recorded in an account of BofA at DTC on the relevant Date of Delivery, and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the relevant Date of Delivery in accordance with the instructions of the Representatives.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations as soon as practicable prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission pursuant to EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Market.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security issued or outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Ordinary Shares issued, options to purchase Ordinary Shares, restricted stock units, restricted stock awards or SARs granted pursuant to existing employee benefit plans or equity incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares of other security instruments issued pursuant to any plans or programs described in (C) or (D) above or (F) the issuance of up to 5% of the outstanding Ordinary Shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company of such entity.

(j) [Reserved]

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(l) Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Securities that would constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(m) Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(n) [Reserved]

(o) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

(q) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes, including any interest and penalties, which are required to be paid on (i) the execution, delivery and performance of this Agreement, or (ii) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus.

(r) No Withholding Taxes. The Company agrees that all amounts payable hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made on behalf of the Company, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received had such deduction or withholding not been required; provided, however, that, upon request, each such person shall cooperate reasonably with the Company to reduce or eliminate amounts required to be so deducted or withheld.

(s) Capital Increase. The Company agrees to take all steps reasonably required to implement the Firm Capital Increase.

(t) Uncertificated Securities Book. The Company undertakes to keep an uncertificated securities book (Wertrechtebuch) in accordance with article 973c paragraph 2 CO.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any Transfer Taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the Company’s consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of aircraft and other transportation chartered in connection with the road show (the other one-half to be borne by the Underwriters), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, provided, however, that the reasonable fees and disbursements of counsel for the Underwriters relating to clauses (v) and (viii) shall not exceed $40,000 in the aggregate, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Except as provided in this Section 4, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, share transfer taxes payable on the resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the non-defaulting Underwriters for all of their out-of-pocket expenses actually incurred, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Time, of Cooley LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters.

(c) Opinion of IP Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Plasseraud IP, IP counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d) Opinion of Swiss Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Vischer AG, Swiss counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(e) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g) Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of (1) PricewaterhouseCoopers SA and (2) Marcum LLP, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from each of (1) PricewaterhouseCoopers SA and (2) Marcum LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(l) No Ratings. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(m) Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated the date of this Agreement or the Closing Time, as applicable, reasonably satisfactory to the Representatives, as to the accuracy of certain data contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(n) Share Register. Each of the Representatives, shall have received a pdf-copy of the extract of the share register of the Company, evidencing BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto. In addition, Vischer AG and Davis Polk & Wardwell LLP shall have received pdf-copies of (A) the certified excerpt of the journal entry (Tagebuch) or the certified excerpt from the Commercial Register of the Canton of Zug evidencing the Firm Capital Increase, (B) the certified updated articles of association of the Company evidencing the Firm Capital Increase, (C) an extract of the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company evidencing BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto, as first holder of the Initial Securities and (D) a copy of the extract of the share register (Aktienbuch) of the Company evidencing BofA acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto, as shareholders with respect to the Initial Securities.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer or Chief Executive Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsels for Company. The opinion and negative assurance letter of Cooley LLP, counsel for the Company, together with the opinions of Plasseraud IP, IP counsel for the Company and Vischer AG, Swiss counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)-(d) hereof.

(iii) Opinion of Counsel for Underwriters. The opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(iv) Bring-down Comfort Letter. A letter from each of (1) PricewaterhouseCoopers SA and (2) Marcum LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(m) hereof remains true and correct as of such Date of Delivery.

(vi)Share Registrar. Each of the Representatives shall have received a pdf-copy of the extract of the share register of the Company evidencing BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto. In addition, Vischer AG and Davis Polk & Wardwell LLP shall have received pdf-copies of (A) the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company evidencing BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto, as holder of the Applicable Additional Shares and, if the Shares of the Company are not already listed, (B) a copy of the extract of the share register (Aktienbuch) of the Company evidencing BofA, acting on behalf of the several Underwriters in proportion to their respective holdings set out in Schedule A hereto, with respect to the Applicable Additional Shares.

(p) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Ordinary Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the

Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Swiss authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

(c) Effect of termination on Ordinary Shares.

(i) If, after application and registration of the Firm Capital Increase with the Commercial Register of the Canton of Zug pursuant to Section 2(d), prior to the Closing Time or the relevant Date of Delivery, as the case may be, this Agreement is terminated pursuant to Section 9, or if the delivery of the Initial Securities or Applicable Additional Shares to BofA acting on behalf and for the account of the several Underwriters is not completed on the Closing Date or the relevant Date of Delivery, as the case may be (each, an “Event of Non-Completion”), and unless the Company and the Representatives, acting on behalf of the several Underwriters, otherwise agree within ten calendar days after the Event of Non- Completion, then:

(1) the Company shall have a call option pursuant to Section 9(c)(ii);

(2) if the call option is not exercised, the Representatives acting on behalf of the several Underwriters shall have a put option against the Company pursuant to Section 9(c)(iii);

(3) if the put option is not possible for legal reasons or insufficient to dispose of the Initial Securities or Applicable Additional Shares, as applicable, or if such put option is not exercised within the deadline set forth in Section 9(c)(iii), the Company shall effect a capital reduction pursuant to Section 9(c)(iv) and

(4) if the capital reduction is not effected in accordance with Section 9(c)(iv), the Underwriters may sell the Initial Securities or Applicable Additional Shares, as applicable, in the market as provided in Section 9(c)(v).

(ii) Call Option.

(1) The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that BofA, acting on behalf of the several Underwriters, delivers the Initial Securities or Applicable Additional Shares, as applicable, to an account specified by the Company against payment of the expenses of the Representatives as set out in Section 9(c)(vi). The Call Option shall expire on the tenth calendar day after the Event of Non- Completion.

(2) An acquisition of the Initial Securities or Applicable Additional Shares, as applicable, by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representatives reasonably satisfactory to the Representatives that the Company has sufficient freely available reserves to acquire the Initial Securities or Applicable Additional Shares, as applicable, under this Section 9(c)(ii) or, alternatively, that the Company has entered into arrangements with a third party other than any of the Company’s subsidiaries ensuring for the immediate on-sale of the Initial Securities or Applicable Additional Shares, as applicable, to such third party, at no less than an amount representing the expenses of the Representatives as set out in Section 9(c)(vi), on the date of acquisition of the Initial Securities or Applicable Additional Shares, as applicable, by the Company.

(iii) Put Option.

(1) Following the expiry of the Call Option pursuant to Section 9(c)(ii), the Representatives, acting on behalf of the several Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Initial Securities or Applicable Additional Shares, as applicable, entered in the Commercial Register of the Canton of Zug at a purchase price representing the expenses of the Representatives as set out in Section 9(c)(v), within ten (10) calendar days after receipt of a notice in writing addressed to the Company from the Representatives, stating that the Representatives exercises the Put Option.

(2) The notice in which the Representatives exercise the Put Option shall specify the date on which the Representatives will deliver the Initial Securities or Applicable Additional Shares, as applicable, to the Company against direct payment therefor, and shall contain detailed instructions regarding payment and delivery of the Initial Securities or Applicable Additional Shares, as applicable, and amount payable (including satisfactory details regarding the costs claimed according to Section 9(c)(vi) subject to an agreement to the contrary by the Representatives with the Company).

(iv) Capital Reduction.

(1) If the Put Option is not exercised within the deadline set forth in Section 9(c)(iii) or exercise or settlement of the Put Option is not possible for legal reasons or insufficient to dispose of the Initial Securities or Applicable Additional Shares, as applicable, the Company shall immediately call a shareholders’ meeting and table the reduction of the share capital. Such shareholders’ meeting shall take place no later than sixty (60) calendar days after the Event of Non-Completion. The Representatives acting on behalf of the several Underwriters, will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Initial Securities or Applicable Additional Shares, as applicable, entered in the Commercial Register of the Canton of Zug against repayment of an amount representing the expenses of the Representatives as set out in Section 9(c)(vi). Prior to such shareholders’ meeting, the Company shall use its best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled. The Company shall use its best efforts to cause its shareholders to vote in favor of the Capital Reduction.

(2) At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Zug. The proceeds of the Capital Reduction, being an amount representing the expenses of the Representatives as set out in Section 9(c)(vi), shall be paid (for value on the date of the entry in the Commercial Register of the Canton of Zug) in cash to BofA, acting on behalf of the several Underwriters.

(3) Upon consummation of the Capital Reduction, the Company shall deregister the Initial Securities or Applicable Additional Shares, as applicable, in its book of uncertificated securities (Wertrechtebuch) to reflect the number of Ordinary Shares registered with the Commercial Register of the Canton of Zug.

(v) Sale of Initial Securities or Applicable Additional Shares. In addition, if an Event of Non-Completion occurs and

(1) the Company fails to acquire or cause a third party to acquire the Initial Securities or Applicable Additional Shares, as applicable, in accordance with Section 9(c)(ii) within ten (10) calendar days after the Event of Non-Completion; and

(2) in the event and to the extent the Put Option has not been exercised within the deadline set forth in Section 9(c)(iii) and settled or the exercise or settlement of the Put Option is not possible for legal reasons or insufficient to dispose of the Initial Securities or Applicable Additional Shares, as applicable; and

(3) the Capital Reduction has not been resolved by the shareholders’ meeting of the Company within sixty (60) days after the Event of Non-Completion, or such longer period as may be agreed between the Company and the Representative;

then the Representatives, acting on behalf of the several Underwriters, are entitled to sell any or all Initial Securities or Applicable Additional Shares on the open market on terms which the Representatives deem fit under the circumstances. The difference between the proceeds of such sale and an amount representing the costs and expenses pursuant to Section 9(c)(vi) reasonably incurred by the Representatives in connection with the sale, if any, shall be transferred to the Company.

(vi) Costs; Indemnity.

(1) The Company shall bear (A) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction and (B) the costs of the Representatives reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the higher of zero or the 3- month CHF LIBOR, calculated on a 30/360 basis, accruing from the Event of Non-Completion until the payment of proceeds to the Representatives, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).

(2) The Company further undertakes to indemnify the Representatives and their affiliates for, and to hold the Representatives and their affiliates harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives and their affiliates in connection with the Capital Reduction.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and SVB Securities at 1301 Avenue of the Americas, 12th Floor, New York, NY 10019, attention of Stuart Nayman; notices to the Company shall be directed to it at EPFL Innovation Park, Bat D 3e Route J-D. Colladon, CH-1015 Lausanne, Switzerland, attention of Chief Financial Officer with a copy (which shall not constitute notice) to Cooley LLP, 55 Hudson Yards, New York, NY 10001-2157, attention: Divakar Gupta.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory, investment and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity; Judgement Currency. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Oculis US Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

OCULIS HOLDING AG

By:	/s/ Riad Sherif
Title: Chief Executive Officer

By:	/s/ Sylvia Cheung
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.
By:	BOFA SECURITIES, INC.

By:	/s/ Greg Butz
Name:	Greg Butz
Title:	Managing Director

SVB SECURITIES LLC
By:	SVB SECURITIES LLC

By:	/s/ Gabriel Cavazos
Name:	Gabriel Cavazos
Title:	Senior Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to the Underwriting Agreement]

SCHEDULE A

The public offering price per share for the Securities shall be $11.50.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $10.81, being an amount equal to the public offering price set forth above less $0.69 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
BofA Securities, Inc.	1,431,750
SVB Securities LLC	1,150,000
Wedbush Securities Inc.	415,000
Robert W. Baird & Co. Incorporated	290,050
H.C. Wainwright & Co., LLC	188,200
Pareto Securities Inc.	25,000

Total	3,500,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Company is selling 3,500,000 Ordinary Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 Ordinary Shares.

3. The public offering price per share for the Securities shall be $11.50.

SCHEDULE B-2

Written Testing-the-Waters Communications

Investor Presentation, dated May 2023.

Sch B - 1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

•	Riad Sherif

•	Sylvia Cheung

•	Páll Ragnar Jóhannesson

•	Christina Ackermann

•	Lionel Carnot

•	Pravin Dugel, M.D.

•	Martijn Kleijwegt

•	Geraldine O’Keeffe

•	Anthony Rosenberg

•	LSP 7 Coöperatief U.A.

Sch C - 1

Exhibit A

Form of lock-up from directors, officers or other shareholders pursuant to Section 5(k)

May , 2023

BofA Securities, Inc.,

SVB Securities LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o SVB Securities LLC

1301 Avenue of the Americas, 12th Floor

New York, NY 10019

Re:	Proposed Public Offering by Oculis Holding AG

Dear Sirs and Madams:

The undersigned, a shareholder of Oculis Holding AG, a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland (the “Company”), understands that BofA Securities, Inc. (“BofA”) and SVB Securities LLC (“SVB Securities”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of the Company’s ordinary shares, nominal value CHF 0.01 per share (the “Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA and SVB Securities, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Company’s Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (other than a post-effective amendment to a registration statement that was effective prior to the date hereof), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA and SVB Securities, provided that (1) with respect to clauses (a) through (g) and (k) through (n), BofA and SVB Securities receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) with respect to clauses (a) through (f) and (k), any such transfer shall not involve a disposition for value, (3) with respect to clauses (a) through (g), (l) through (m) and (k), such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) with respect to clauses (a) through (g), (l) through (m) and (k), the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(a)	transfers as a bona fide gift or gifts; or

(b)

transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(c)

if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned or (ii) distributions to partners, limited liability company members or shareholders of the undersigned; or

(d)

with respect to any Ordinary Shares held by or subject to any trust or foundation, transfers to the trustees of such trust or foundation and any entity controlled by such trust or foundation, or any other trust or foundation established for the benefit of such trust or foundation; or

(e)

transfers by will or intestate succession upon the death of the undersigned, including transfers to the executors, administrators or any other similar personal representatives of the undersigned in accordance with the will of the undersigned or the applicable laws or otherwise as directed by the order of any relevant courts or tribunals of competent jurisdiction; or

(f)	transfers pursuant to a qualified domestic order or in connection with a divorce settlement; or

(g)	transfers to the Company’s officers, directors or their respective affiliates; or

(h)	[Reserved]; or

(i)

transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change in control of the Company, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Ordinary Shares subject to this lock-up agreement shall remain subject to this lock-up agreement (for purposes hereof, “change in control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of the Company if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); or

(j)

the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares during the Lock-Up Period; or

(k)	transfers to any affiliate of the undersigned; or

(l)

transfers to the Company in the case of a repurchase of Ordinary Shares by the Company at a price no greater than that originally paid by the undersigned for such Ordinary Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by the Company’s Board of Directors; or

(m)

in the case of an owner of any direct or indirect interest in the undersigned (the “Principal Owner”), transfers to any of that Principal Owner’s Family Members, or any entity controlled by such Principal Owner or any such Family Members, or any trust or foundation established for the benefit of such Principal Owner or any such Family Members, and transfers among the Principal Owners by one to another. For purposes of this clause, “Family Member” shall mean any child, parent, sibling, spouse or other first or second degree family member of the undersigned who is a natural person; or

(n)

in the case the undersigned is an investment entity, any transfers in connection with or for the purpose of any transfer or sale of equity securities in other portfolio companies to one or more purchasers that are professional investment entities for the purpose of winding up or restructuring some or all of the undersigned’s investment portfolio (whether in a particular industry sector or segment or as part of liquidating its legacy positions); or

(o)

transfers or surrenders to the Company as forfeitures to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s equity incentive plans or pursuant to a net exercise or cashless exercise by the shareholder of outstanding equity awards pursuant to the Company’s equity incentive plans; provided, however, that (A) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (1) the filing relates to the circumstances described above and (2) no Lock-Up Securities were sold by the undersigned, other than such transfers to the Company as described and (B) the undersigned does not otherwise voluntarily effect any other public filings or report regarding such transfer or surrender during the Lock-Up Period; or

(p)

the exercise of any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans referred to in the Prospectus (as defined in the Underwriting Agreement), or exercise any warrants or other securities convertible into or exercisable or exchangeable for Ordinary Shares, which warrants or other securities are described in the Prospectus; provided, that (A) any Ordinary Shares issued upon exercise, conversion or exchange of such option, warrant or other security shall continue to be subject to the restrictions set forth herein until the expiration of the Lock-Up Period and (B) any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the Ordinary Shares received from such purchase, exchange or conversion remain subject to the restrictions on transfer set forth in this lock-up agreement.

Furthermore, the undersigned may sell Ordinary Shares of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Offering, the Representative and the other Underwriters are not making a recommendation to the undersigned to enter into this lock-up agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

The undersigned understands that, (i) if the Underwriting Agreement does not become effective by June 15, 2023, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, (iii) if the Company withdraws the registration statement on Form F-1 related to the Offering or (iv) if the Company advises the Representative in writing that it has determined not to proceed with the Offering, whichever is earliest, the undersigned shall be released from all obligations under this lock-up agreement as of such date. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this lock-up agreement.

The undersigned hereby agrees that, to the extent that the terms of this lock-up agreement conflict with or are in any way inconsistent with any registration rights agreement or similar agreement to which the undersigned and the Company may be a party, this lock-up agreement supersedes such registration rights agreement or similar agreement.

This lock-up agreement and any claim, controversy or dispute arising under or related hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of the laws of any other jurisdiction.

(Signature Page Follows)

Very truly yours,

Signature:

Print Name:

Exhibit B

Form of Subscription Form

ZEICHNUNGSSCHEIN

SUBSCRIPTION FORM

Die Unterzeichnete,

The undersigned

BofA Securities, Inc. (“BofA”),

One Bryant Park. New York, New York 10036

zeichnet hiermit als Representative

hereby subscribes als Representative

handelnd in eigenem Namen aber auf Rechnung der Underwriter (wie definiert im Underwriting Agreement zwischen der Gesellschaft, BofA und den Underwritern vom [•]) im Hinblick auf den Beschluss des Verwaltungsrates der Oculis Holding AG vom [•] das Aktienkapital im Betrag von CHF [•] durch Ausgabe von [•] Namenaktien mit einem Nennwert von je CHF 0.01 zu erhöhen, in its own name but on behalf and for the account of the Underwriters (as defined in the Underwriting Agreement between the Company, BofA and the Underwriters dated [•])in view of the resolution of the Board of Directors of Oculis Holding AG on [•] to increase the share capital in the amount of CHF [•] by issuing [•] registered shares with a nominal value of CHF 0.01 each,

[•] Namenaktien der Oculis Holding AG

im Nennwert von je CHF 0.01 zum Ausgabebetrag von je CHF 0.01.

[•] following registered shares of Oculis Holding

with a nominal value of CHF 0.01 each at an issue price of CHF 0.01 each.

Die Unterzeichnete verpflichtet sich bedingungslos der Oculis Holding AG als Gegenleistung den Betrag von CHF [•] zu bezahlen.

The undersigned unconditionally undertakes to pay to Oculis Holding AG as consideration the amount of CHF [•].

Sollte dieser Zeichnungsschein zum Zeitpunkt der Kapitalerhöhung nicht im Original vorliegen, ist jedes Mitglied des Verwaltungsrates der Oculis Holding AG ermächtigt, diesen Zeichnungsschein im Namen der Unterzeichneten mit seiner Unterschrift zu bestätigen, sofern eine gültig unterzeichnete Kopie (Fax oder PDF) dieses Zeichnungsscheins vorhanden ist.

If the original of this subscription form is not available on the day of the proposed capital increase, the undersigned authorizes any board member of Oculis Holding AG to sign this subscription form on its behalf based on a signed pdf/or fax copy of this subscription form.

Dieser Zeichnungsschein ist gültig bis zum [•].

This subscription form is valid until [•].

Ort, Datum:

B-1

Place, Date:

BofA Securities, Inc.

Name:
Title:

B-2

Exhibit 99.1

Oculis Announces Pricing of $40.25 Million Public Offering of Ordinary Shares

ZUG, Switzerland and BOSTON, USA, May 31, 2023 – Oculis Holding AG (Nasdaq: OCS), a global biopharmaceutical company purposefully driven to save sight and improve eye care, today announced the pricing of a follow-on public offering of 3,500,000 ordinary shares at a public offering price of $11.50 per ordinary share, for gross proceeds of approximately $40.25 million, before deducting underwriting discounts and commissions and offering expenses. In addition, Oculis has granted the underwriters a 30-day option to purchase up to an additional 525,000 ordinary shares on the same terms and conditions. The offering is expected to close on or about June 5, 2023, subject to satisfaction of customary closing conditions.

Oculis intends to use the net proceeds from this offering, together with its existing resources, to advance its development programs in Diabetic Macular Edema and other ophthalmic indications, and for working capital and general corporate purposes.

BofA Securities and SVB Securities are acting as joint book-running managers for this offering. Wedbush PacGrow, Baird, H.C. Wainwright & Co. and Pareto Securities are acting as co-managers for the offering. Arctica Finance is acting as financial advisor for the offering.

A registration statement on Form F-1 (File No. 333-272256) relating to the securities referred to herein has been filed with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on May 31, 2023. The securities referred to in this press release will be offered in the United States only by means of a prospectus. Copies of the final prospectus related to this offering may be obtained, when available, from: BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon, Charlotte, North Carolina 28255-0001, or by email at dg.prospectus_requests@bofa.com or SVB Securities, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, Telephone: 1-800-808-7525, ext. 6105, Email: syndicate@svbsecurities.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oculis

Oculis (Nasdaq: OCS) is a global biopharmaceutical company purposefully driven to save sight and improve eye care. Oculis’ highly differentiated clinical-stage pipeline comprises multiple innovative product candidates in development for eye diseases of high unmet medical need. It includes OCS-01 eye drops, a topical candidate in Phase 3 development for diabetic macular edema (DME) and inflammation and pain following ocular surgery; OCS-02 eye drops, a topical biologic candidate in Phase 2b development for dry eye disease (DED) and uveitis; and OCS-05, a disease modifying candidate for acute optic neuritis (AON) and other neuro-ophthalmic disorders, such as glaucoma, diabetic retinopathy, geographic atrophy, and neurotrophic keratitis. The first in-patient, proof-of-concept trial with OCS-05 is currently ongoing in France. Headquartered in Switzerland and with operations in the United States, Europe and China, Oculis’ goal is to deliver life-changing eye treatments to patients worldwide. The company is led by an experienced management team with a successful track record in the pharmaceutical industry, supported by leading international healthcare investors.

Contacts

Investor Relations

LifeSci Advisors

Corey Davis, Ph.D.

cdavis@lifesciadvisors.com

1-212-915-2577

Media Relations

Consilium Strategic Communications

Amber Fennell, Tracy Cheung, David Daley

oculis@consilium-comms.com

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to the use of proceeds and timing and consummation of the offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those that are described in the Risk Factors sections of the final prospectus for such offering to be filed with the SEC, any of which could cause the events and circumstances discussed in such forward-looking statements to not occur on the terms described or at all. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Oculis undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law.